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                              FOR IMMEDIATE RELEASE

                   Del Laboratories Declares 5% Stock Dividend


FARMINGDALE, N.Y., November 20, 2003 --- The Board of Directors of Del Laboratories, Inc. (AMEX:DLI) on November 20, 2003 declared a special 5% stock dividend payable on December 29, 2003 to shareholders of record at the close of business on December 1, 2003.

Del Laboratories, Inc., markets and manufactures cosmetics and over-the-counter pharmaceuticals. Its major brands include SALLY HANSEN HARD AS NAILS(R), America's number one nail protection, HEALING BEAUTY(R) skin care makeup, CORNSILK(R) face makeup, LACROSS(R) nail and beauty implements, lip color, skin care, bleaches and depilatories, all under the SALLY HANSEN brand franchise, NATURISTICS(R) cosmetics, and N.Y.C. New York Color(R) cosmetics. The Company's Del Pharmaceuticals subsidiary includes ORAJEL(R), the number one brand of topical oral analgesics, ARTHRICARE(R), PRONTO(R), DERMAREST(R) PSORIASIS, AURO-DRI(R), TANAC(R) and PROPA pH(R).





                    CONTACT:        Enzo J. Vialardi
                                    Executive Vice President
                                    Chief Financial Officer
                                    Del Laboratories, Inc.
                                    565 Broad Hollow Road
                                    Farmingdale, New York  11735
                                    (516) 844-2050

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